Exhibit 10.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made on June 24, 2024 by and between Rhino Digital Inc., a Nevada corporation (the “Company”) and Lyle Hauser (the “Executive”).

WHEREAS, the Company wishes to employ the Executive pursuant to the terms and conditions of this Agreement and Executive wishes to be employed by the Company pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Employment. The Company will continue to employ Executive, and Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement, for the period as of the date of this Agreement and ending as provided in Section 5 (the “Employment Period”).

2. Position and Duties. During the Employment Period, Executive will serve as the Chief Executive Officer and President of the Company and its Subsidiaries. Executive shall render such managerial, supervisory and other executive services to the Company and its Subsidiaries, as are from time to time necessary in connection with the management and affairs of the Company and its Subsidiaries, in each case subject to the authority of the Board of Directors of the Company (the “Board”). Executive will report directly to the Board of the Company. Executive will perform his duties and responsibilities to the best of his abilities in a trustworthy and businesslike manner.

3. Compensation and Benefits.

(a) Compensation. The Company shall pay Executive a signing bonus of $50,000 upon execution of this Agreement, shall pay Executive a monthly base salary of $30,000 per month, payable in accordance with the Company’s customary payroll practice and applicable wage payment law, and provide health insurance benefits to Executive. Effective upon execution of this Agreement, the Company shall issue to Executive options to purchase 1,000,000 shares of common stock, in the form of Exhibit A hereto. Executive acknowledges such options and underlying shares will be restricted securities under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold unless registered pursuant to the Securities Act or an available exemption from such registration.

(b) Reimbursement of Expenses. During the Employment Period, the Company will reimburse Executive for all reasonable out-of-pocket expenses necessarily incurred by him in the course of performing his duties under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses. Reimbursement by the Company for the expenses set forth in above will be subject to the Company’s requirements with respect to reporting and documentation of such expenses.

(c) Director and Officer Insurance; Legal Expenses. The Company shall maintain director and officer insurance in a commercially reasonably amount during the Employment Period. The Company shall pay any legal fees and expenses incurred by Executive in connection with any matter arising in connection with Executive’s services to the Company hereunder to the maximum extent permitted by law.

4. Performance Bonuses. During the Employment Period and on an annual basis, Company shall, in the sole discretion of the Board and consistent with the best interests of the Company, the shareholders and corporate governance best practices, pay Executive an annual year-end performance bonus as deemed appropriate by the Board (the “Bonus”).

5. Termination. The Employment Period will commence as of the date of this Agreement and will continue until the one-year anniversary of such date, and will renew automatically for additional one-year periods, provided that either party may terminate this Agreement at any time upon written notice. In the event this Agreement is terminated by the Company, or in the event the Company is acquired, the Company shall pay Executive, upon such termination or acquisition, four years’ base salary and health insurance benefits.

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6. Confidential Information. Executive acknowledges that the information, observations and data that have been or may be obtained by him during his employment relationship with, or through his involvement as shareholder or director of, the Company or any Subsidiary or predecessor thereof (each of the Company, any Subsidiary or Affiliate or any such Affiliate predecessor being a “Company and its Subsidiaries”), prior to and after the date of this Agreement concerning the business or affairs of the Company and any of its Subsidiaries (collectively, “Confidential Information”) are and will be the property of the Company and its Subsidiaries. Therefore, Executive agrees that he will not disclose to any unauthorized Person or use for the account of himself or any other Person any Confidential Information without the prior written consent of the Company (by the action of the Board), unless and to the extent that such Confidential Information has become generally known to and available for use by the public other than as a result of Executive’s improper acts or omissions to act, or is required to be disclosed by law. Executive will deliver or cause to be delivered to the Company at the termination of the Employment Period, or at any other time the Company or any of its predecessors or Subsidiaries may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) containing or relating to Confidential Information or the business of any Company and its Subsidiaries which he may then possess or have under his control.

7. Enforcement. The Company and Executive agree that if, at the time of enforcement of Section 6, a court holds that any restriction stated in any such Section is unreasonable under circumstances then existing, then the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area. Because Executive’s services are unique and because Executive has access to information of the type described in Section 6, the Company and Executive agree that money damages would be an inadequate remedy for any breach of Section 6. Therefore, in the event of a breach of Section 6, Company and its Subsidiaries may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of Section 6. The provisions of Section 6 are intended to be for the benefit of each Company and its Subsidiaries and their respective successors and assigns, each of which may enforce such provisions and each of which (other than the Company) is an express third-party beneficiary of such provisions and this Agreement generally. Section 6 will survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

8. Incentive Compensation Plans. Executive shall be entitled to participate in any and all incentive compensation plans.

9. Other Representations and Warranties of Executive. Executive represents and warrants to the Company and its Subsidiaries as follows:

(a) Other Agreements. Executive is not a party to or bound by any employment, non-compete, non-solicitation, nondisclosure, confidentiality or similar agreement with any other Person which would materially affect his performance under this Agreement.

(b) Authorization. This Agreement when executed and delivered shall constitute a valid and legally binding obligation of Executive, enforceable against Executive in accordance with its terms.

10. Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

11. Certain Definitions. When used herein, the following terms shall have the following meanings: “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more of its intermediaries, controls, is controlled by or is under common control with such Person.

“Business” means (i) any business into which any Company and its Subsidiaries is presently engaged or enters during the Employment Period pursuant to any acquisition, joint venture, other strategic partnership or otherwise; and (ii) any other business in which the Company or its Subsidiaries engage as of the date on which Executive ceases to be employed by the Company or its Subsidiaries.

“Person” means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or any other entity (including any governmental entity or any department, agency or political subdivision thereof).

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“Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or entity or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director, managing member, or general partner of such limited liability company, partnership, association or other business entity. Unless stated to the contrary, as used in this Agreement the term Subsidiary means a Subsidiary of the Company.

12. Key-Man Life Insurance. At the request of the Company, Executive agrees to submit to any physical examination in connection with the Company’s or any Subsidiary’s purchase of a “key-man” insurance policy. Executive agrees that, to the extent that he qualifies as overtime exempt, to cooperate fully in connection with the underwriting, purchase and/or retention of a key-man insurance policy by the Company or any of its Subsidiaries.

13. Miscellaneous.

(a) Notices. All communications or notices required or permitted by this Agreement shall be in writing to such address either party may have in its records or as otherwise provided by either party and shall be deemed to have been given (a) on the date of personal delivery or email to the recipient or an officer of the recipient, or (b) when sent by telecopy or facsimile machine on the date of such confirmed facsimile or telecopy transmission (provided that a confirming copy is sent via overnight mail), or (c) when properly deposited for delivery by a nationally recognized commercial overnight delivery service, prepaid, or by deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested on the date set forth in the records of such delivery service or on the third day after so deposited in the United States mail.

(b) Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement will be effective unless such modification, amendment or waiver is executed by the Company (with the approval of the Board) and Executive. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(c) Severability. Without limiting the relevant terms of this Agreement, whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement will be reformed, construed and enforced in that jurisdiction as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

(d) Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof.

(e) Successors and Assigns. This Agreement will bind and inure to the benefit of and be enforceable by the Company, Executive and their respective assigns; provided that Executive may not assign his rights or delegate his duties under this Agreement without the prior written consent of the Company.

(f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which may be an electronically transmitted copy which shall be deemed an original, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

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(g) Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “include” or “including” in this Agreement shall be by way of example rather than by limitation. The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intent of the parties hereto with respect hereto.

(h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED SOLELY AND EXCLUSIVELY IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY AGREE THAT ANY SUIT OR PROCEEDING ARISING DIRECTLY AND/OR INDIRECTLY PURSUANT TO OR UNDER THIS AGREEMENT SHALL BE BROUGHT SOLELY IN A FEDERAL OR STATE COURT LOCATED IN THE CITY, COUNTY AND STATE OF NEW YORK. BY ITS EXECUTION HEREOF, THE PARTIES HEREBY COVENANT AND IRREVOCABLY SUBMIT TO THE IN PERSONAM JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE CITY, COUNTY AND STATE OF NEW YORK AND AGREE THAT ANY PROCESS IN ANY SUCH ACTION MAY BE SERVED UPON ANY OF THEM PERSONALLY, OR BY CERTIFIED MAIL OR REGISTERED MAIL UPON THEM OR THEIR AGENT, RETURN RECEIPT REQUESTED, WITH THE SAME FULL FORCE AND EFFECT AS IF PERSONALLY SERVED UPON THEM IN NEW YORK CITY. THE PARTIES HERETO EXPRESSLY AND IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUCH JURISDICTION IS NOT A CONVENIENT FORUM FOR ANY SUCH SUIT OR PROCEEDING AND ANY DEFENSE OR LACK OF IN PERSONAM JURISDICTION WITH RESPECT THERETO. IN THE EVENT OF ANY SUCH ACTION OR PROCEEDING, THE PARTY PREVAILING THEREIN SHALL BE ENTITLED TO PAYMENT FROM THE OTHER PARTY HERETO OF ALL OF ITS REASONABLE COUNSEL FEES AND DISBURSEMENTS.

(i) WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

(j) Actions by the Company. Any action, election or determination by the Board or any committee of the Board pursuant to or relating to this Agreement will be effective if, and only if, it is taken or made by (or with the prior approval of) a majority of the members of the Board who are not at the time employees of the Company or any of the Company’s Subsidiaries.

(k) Section 409A. The Company and Executive intend for this Agreement either to satisfy the requirements of Section 409A of the Code and all applicable guidance promulgated thereunder (“Section 409A”) or to be exempt from the application of Section 409A, and this Agreement shall be construed and interpreted accordingly. If this Agreement either fails to satisfy the requirements of Section 409A or is not exempt from the application of Section 409A, then the Company and Executive hereby agree to amend or to clarify this Agreement in a timely manner so that this Agreement either satisfies the requirements of Section 409A or is exempt from the application of Section 409A while best preserving the intention of the parties as evidenced by the terms set forth herein.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

RHINO DIGITAL INC

/s/ Lyle Hauser
Name:	Lyle Hauser
Title:	CEO

EXECUTIVE:

/s/ Lyle Hauser
Lyle Hauser

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